Exhibit 99.1

JOANN ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS AND UPDATES FULL YEAR OUTLOOK

•
Net sales totaled $453.8 million continuing the trend of year-over-year sequential improvement in comparable sales
•
Gross profit of $232.0 million increased 8.0% compared to the second quarter of last year.
•
51.1% gross margin, a 470-basis point year-over-year improvement
•
Line of sight to over deliver $200 million in targeted annual cost reductions under Focus, Simplify and Grow initiative

HUDSON, OH (August 28, 2023) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in fabric and sewing with one of the largest assortments of arts and crafts products, today reported results for its second quarter of fiscal year 2024 which ended July 29, 2023.

Chris DiTullio, JOANN’s Chief Customer Officer and co-lead of the Interim Office of the CEO commented, “We are pleased with our second quarter performance which was driven by leveraging our read and react stance and our expanded use of advanced data analytics. We capitalized on several opportunities that are unique to JOANN such as the expansion and early delivery of our Halloween offering and our ‘Make Room’ campaign which is our curated collection of many of the products students need to decorate their dorm room or apartment as they return to college. We remain focused on a strategy to win in our core textile and craft related categories.”

DiTullio added, “Second quarter sales built month over month with July being the strongest topline month in over two years giving us momentum as we exit the quarter. This performance was driven by our ability to respond quickly and action opportunities or challenges as they evolve. As we navigate the dynamic consumer environment, we will continue to leverage this data-driven read and react strategy and we believe this approach leaves us in position to deliver on our full-year outlook.”

“In addition to stabilizing our topline, we remain focused on operating as efficiently as possible.” said Scott Sekella, JOANN’s Chief Financial Officer and co-lead of the Interim Office of the CEO. “With another quarter of execution of our Focus, Simplify and Grow initiative, we continue to drive operational excellence with our cost cutting initiatives leading to an over delivery on the targeted $200 million of annual cost reductions. These cost reductions are a key factor in our significant year over year free cash flow improvement and are expected to drive additional EBITDA performance in fiscal year 2025.”

“While we are pleased with our second quarter performance, we remain cautious as we navigate uncertainty in the broader marketplace,” Sekella continued. “Based on the continued implementation of our strategic priorities combined with our second quarter performance, we are updating our fiscal year 2024 outlook with more precise estimates of topline performance and capital expenditures and believe we have a clear line of sight to deliver on our full year outlook.”

Second Quarter Highlights:

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Net sales declined by 2.1% compared to the same period last year to $453.8 million with total comparable sales decreasing 2.0%. E-Commerce sales increased at a rate of 3.0% compared to last year and accounted for 12.1% of revenue in the second quarter, a 60-basis point increase in the penetration rate over last year.
•
Gross profit of $232.0 million on a GAAP basis increased 8.0% compared to the second quarter of last year.
•
Gross margin was 51.1% on a GAAP basis, an increase of 470 basis points compared to the second quarter of last year.
•
Selling, general and administrative expenses increased by 4.4% from the same quarter last year.
•
Net loss of $73.3 million compared to net loss of $56.9 million in the same quarter last year.
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Loss in Adjusted EBITDA of $21.9 million compared to a loss of $8.9 million in the same quarter last year.
•
Cash used for operations increased $4.6 million and free cash flow increased $15.9 million compared to the second quarter of last year.
•
Diluted loss per share was $1.76 compared to a loss of $1.40 in the same quarter last year.
•
Adjusted diluted loss per share was $1.44 compared to a loss of $0.75 in the same quarter last year.

Balance Sheet Highlights:

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Long-term debt, net was $1,094.7 million as of July 29, 2023, with cash and cash equivalents of $19.1 million.
•
Strategic inventory receipt reductions and lower ocean freight costs resulted in total inventory down 14.4% compared to the second quarter last year.

Full Year Fiscal 2024 Outlook:

Metric*	Full Year FY24 Outlook
Net Sales	Down 1% to 3% inclusive of a 53rd week worth approximately 2%
Adjusted EBITDA	Between $85 million and $95 million
Capital Expenditures, Net of Landlord Contributions	Between $35 million and $40 million
Free Cash Flow	Year over year improvement between $150 million and $170 million

*The inability to predict the amount and timing of items that impact comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see “Non-GAAP Financial Measures – Forward-Looking Non-GAAP Financial Measures” for more information.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Monday, August 28, 2023 at 5:00 p.m. ET. The toll-free number to call for the live interactive teleconference is 1 (844) 481-2750 and the international dial-in number is 1 (412) 317-0666. The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on August 28, 2023, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
	(In millions except per share data)
Net sales	$453.8	$463.3	$931.9	$961.3
Cost of sales	221.8	248.4	450.9	505.7
Gross profit	232.0	214.9	481.0	455.6

Selling, general and administrative expenses	269.9	258.5	532.8	517.6
Depreciation and amortization	18.9	19.9	39.2	40.0
Operating (loss)	(56.8)	(63.5)	(91.0)	(102.0)
Interest expense, net	26.8	13.2	52.1	24.4
Investment remeasurement	—	—	—	1.0
(Loss) before income taxes	(83.6)	(76.7)	(143.1)	(127.4)
Income tax (benefit)	(11.5)	(19.8)	(19.3)	(35.4)
Loss from equity method investments	1.2	—	3.7	—
Net (loss)	$(73.3)	$(56.9)	$(127.5)	$(92.0)

(Loss) per common share:
Basic	$(1.76)	$(1.40)	$(3.07)	$(2.26)
Diluted	$(1.76)	$(1.40)	$(3.07)	$(2.26)
Weighted-average common shares outstanding:
Basic	41.7	40.7	41.5	40.7
Diluted	41.7	40.7	41.5	40.7

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	July 29, 2023	July 30, 2022
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$19.1	$21.5
Inventories	642.0	749.9
Prepaid expenses and other current assets	62.6	78.5
Total current assets	723.7	849.9

Property, equipment and leasehold improvements, net	282.1	285.5
Operating lease assets	780.2	835.0
Goodwill, net	162.0	162.0
Intangible assets, net	267.8	371.5
Other assets	44.4	27.5
Total assets	$2,260.2	$2,531.4

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$261.7	$272.3
Accrued expenses	122.8	140.4
Current portion of operating lease liabilities	172.0	159.0
Current portion of long-term debt	6.8	6.8
Total current liabilities	563.3	578.5

Long-term debt, net	1,094.7	1,012.1
Long-term operating lease liabilities	714.8	771.3
Long-term deferred income taxes	20.4	86.8
Other long-term liabilities	29.2	31.5

Shareholders’ equity (deficit):
Common stock, stated value $0.01 per share	0.4	0.4
Additional paid-in capital	207.6	204.5
Retained (deficit)	(366.7)	(126.0)
Accumulated other comprehensive income	15.5	1.1
Treasury stock at cost	(19.0)	(28.8)
Total shareholders’ equity (deficit)	(162.2)	51.2
Total liabilities and shareholders’ equity (deficit)	$2,260.2	$2,531.4

Table 3.

JOANN Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022
	(In millions)
Net cash provided by (used for) operating activities:
Net (loss)	$(127.5)	$(92.0)
Adjustments to reconcile net (loss) to net cash (used for) operating activities:
Non-cash operating lease expense	87.0	84.7
Depreciation and amortization	39.2	40.0
Deferred income taxes	1.1	(0.6)
Stock-based compensation expense	6.8	2.2
Amortization of deferred financing costs and original issue discount	1.6	1.0
Investment remeasurement	—	1.0
Loss on disposal and impairment of fixed assets	1.2	0.2
Loss on equity method investment	3.7	—
Changes in operating assets and liabilities:
(Increase) in inventories	(57.9)	(91.3)
(Increase) in prepaid expenses and other current assets	(16.8)	(39.2)
Increase in accounts payable	64.2	18.5
Increase (decrease) in accrued expenses	7.3	(6.4)
(Decrease) in operating lease liabilities	(86.8)	(78.2)
Increase (decrease) in other long-term liabilities	0.3	(9.9)
Other, net	(5.7)	3.9
Net cash (used for) operating activities	(82.3)	(166.1)
Net cash (used for) investing activities:
Capital expenditures	(29.4)	(50.7)
Other investing activities	(1.6)	(4.3)
Net cash (used for) investing activities	(31.0)	(55.0)
Net cash provided by (used for) financing activities:
Term loan payments	(3.4)	(5.1)
FILO proceeds	97.0	—
Borrowings on revolving credit facility	311.2	360.2
Payments on revolving credit facility	(283.2)	(122.2)
Principal payments on finance lease obligations	(4.6)	(4.9)
Proceeds from employee stock purchase plan and exercise of stock options	0.5	1.1
Payments of taxes related to the net issuance of team member stock awards	(0.1)	(0.1)
Dividends paid	—	(8.9)
Financing fees paid	(5.2)	—
Net cash provided by financing activities	112.2	220.1
Net (decrease) in cash and cash equivalents	(1.1)	(1.0)
Cash and cash equivalents at beginning of period	20.2	22.5
Cash and cash equivalents at end of period	$19.1	$21.5
Cash paid (received) during the period for:
Interest	$48.7	$22.7
Income taxes, net of (refunds)	(2.3)	0.3

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
	(In millions)
Net (loss)	$(73.3)	$(56.9)	$(127.5)	$(92.0)
Income tax (benefit)	(11.5)	(19.8)	(19.3)	(35.4)
Interest expense, net	26.8	13.2	52.1	24.4
Depreciation and amortization	18.9	19.9	39.2	40.0
Other amortization (1)	1.0	0.3	1.7	0.8
Investment remeasurement (2)	—	—	—	1.0
Strategic initiatives (3)	6.3	1.6	9.9	3.7
Excess import freight costs (4)	0.3	27.1	4.2	56.0
Technology development expense (5)	1.9	2.9	3.6	5.0
Stock-based compensation expense	1.5	1.2	6.8	2.2
Loss on disposal and impairment of fixed and operating lease assets	2.8	1.1	3.4	1.1
Loss from equity method investments	1.2	—	3.7	—
Other (6)	2.2	0.5	3.8	2.9
Adjusted EBITDA	$(21.9)	$(8.9)	$(18.4)	$9.7

(1)
“Other amortization” represents amortization of content and capitalized cloud-based system implementation costs.
(2)
“Investment remeasurement” represents net gains and losses associated with our equity investments without readily determinable fair values.
(3)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives.
(4)
“Excess import freight costs” represents excess inbound freight costs (compared to our standard costs based on recently negotiated carrier rates) due to increased freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports arising from surging market demand for shipping capacity as economies recovered from the COVID-19 pandemic. Refer to “Non-GAAP Financial Measures” for more information.
(5)
“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(6)
“Other” represents the one-time impact of severance, certain legal matters, employee recruitment, employee transition and business transition activities.

Table 5.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
	(In millions except per share data)
Net (loss)	$(73.3)	$(56.9)	$(127.5)	$(92.0)
Investment remeasurement	—	—	—	1.0
Strategic initiatives	6.3	1.6	9.9	3.7
Excess import freight costs	0.3	27.1	4.2	56.0
Technology development expense	1.9	2.9	3.6	5.0
Stock-based compensation expense	1.5	1.2	6.8	2.2
Loss on disposal and impairment of fixed and operating lease assets	2.8	1.1	3.4	1.1
Loss from equity method investments	1.2	—	3.7	—
Other	2.2	0.5	3.8	2.9
Tax impact of adjustments (7)	(3.1)	(8.1)	(6.6)	(19.6)
Adjusted net (loss)	$(60.2)	$(30.6)	$(98.7)	$(39.7)

Diluted (loss) per share	$(1.76)	$(1.40)	$(3.07)	$(2.26)
Adjusted diluted (loss) per share	$(1.44)	$(0.75)	$(2.38)	$(0.98)

Weighted-average shares outstanding - basic	41.7	40.7	41.5	40.7
Weighted-average shares outstanding - diluted	41.7	40.7	41.5	40.7

(7)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our annual effective tax rate before discrete adjustments.

Table 6.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
	(In millions)
Net sales	$453.8	$463.3	$931.9	$961.3
Cost of sales	221.8	248.4	450.9	505.7
Gross profit	232.0	214.9	481.0	455.6
Excess import freight costs	0.3	27.1	4.2	56.0
Adjusted gross profit	$232.3	$242.0	$485.2	$511.6

Adjusted gross margin	51.2%	52.2%	52.1%	53.2%

Table 7.

JOANN Inc.

Free Cash Flow

(Unaudited)

	Twenty-six Weeks Ended
	July 29, 2023	July 30, 2022
	(In millions)
Cash (used for) operating activities	$(82.3)	$(166.1)
Less: capital expenditures	(29.4)	(50.7)
Free cash flow	$(111.7)	$(216.8)

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”). JOANN presents Adjusted EBITDA because it believes it assists investors and analysts in comparing JOANN’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; and comparing its performance against that of other peer companies using similar measures.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net and depreciation and amortization, further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of JOANN's ongoing operating performance, including other amortization, investment remeasurements, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expense, gains and losses on disposal and impairment of fixed and operating lease assets, gains and losses from equity method investments and other one-time costs. The excess import freight costs are directly attributable to surging market demand for shipping capacity as economies recovered from the COVID-19 pandemic, as well as actions taken by government and industry leaders designed to protect against further spread of the virus, which disrupted the efficient operation of domestic and international supply chains. These COVID-19 related conditions produced an imbalance of ocean freight capacity and related demand, as well as port congestion and other supply chain disruptions that added significant cost to JOANN's procurement of imported merchandise. These excess import freight costs included significantly higher rates paid per container to ocean carriers, as well as fees paid due to congested ports that JOANN did not normally incur. In a normative operating environment, JOANN would procure 70% to 80% of its needs for ocean freight under negotiated contract rates, with the balance procured in a brokered market, typically at no more than a 10% to 15% premium to JOANN's contract rates. Accordingly, JOANN established a baseline cost (“standard cost”) assuming those contract capacities, established rates and typical premium in the brokered market for peak volume needs not covered under our contracts. The amount of excess import freight costs included as an adjustment to arrive at Adjusted EBITDA is calculated by subtracting, from JOANN's actual import freight costs, JOANN's standard cost for the applicable period. Negotiation of JOANN's current contract rates was finalized in the second quarter of fiscal 2023. We have been experiencing declines in overall ocean freight rates and a reduction in other fees associated with port congestion, which has positively impacted JOANN's cash payments and Adjusted EBITDA. JOANN is identifying these COVID-19 related excess import freight costs as a separate line item in the table above due to their magnitude and to distinguish them from other COVID-19 related costs JOANN has previously excluded in calculating Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations include:

•
Adjusted EBITDA does not reflect JOANN's cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in JOANN's cash requirements for its working capital needs;
•
Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on JOANN's debt;
•
Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•
Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•
Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters JOANN does not find indicative of its ongoing operations; and
•
Adjusted EBITDA may be calculated differently by other companies in JOANN’s industry, such that its usefulness may be limited as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including investment remeasurements, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expenses, gains and losses on disposal and impairment of fixed and operating lease assets, income and losses from equity method investments and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding excess import freight costs and adjusted gross margin as adjusted gross profit divided by net sales.

Free Cash Flow

JOANN presents free cash flow, which is not a recognized financial measure under GAAP, because it believes it assists investors and analysts in comparing JOANN’s cash flow performance across reporting periods on a consistent basis.

JOANN defines free cash flow as cash provided by (used for) operating activities less capital expenditures.

Forward-Looking Non-GAAP Financial Measures

Our fiscal 2024 guidance includes certain non-GAAP financial measures (Adjusted EBITDA and Free Cash Flow) that are presented on a forward-looking basis. Historically, JOANN has calculated these non-GAAP financial measures excluding the impact of certain items such as, but not limited to, income tax provision (benefit), interest expense, net, depreciation and amortization, other amortization, investment remeasurements, costs related to strategic initiatives, excess import freight costs, technology development expenses, stock-based compensation expenses, gains and losses on disposal and impairment of fixed and operating lease assets, income and losses from equity method investments and other one-time costs. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because JOANN is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the timing and financial impact of such items. For the same reasons, JOANN is unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the impact of inflationary pressures and general economic conditions, including the impacts of public health epidemics or pandemics, on JOANN’s ability to control costs and on its customers level of discretionary income to spend on sewing, arts and crafts and select home décor products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; JOANN’s ability to maintain adequate liquidity, its level of indebtedness, the impact of lease obligations and the availability of capital, including its ability to raise additional capital, could limit JOANN's financial flexibility and cash flow necessary to fund working capital, planned capital expenditures, and other general corporate purposes or ongoing needs of its business; JOANN's ability to regain and maintain compliance with the continued listing requirements of The Nasdaq Global Market; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms for its store locations; JOANN’s ability to execute on its strategy to renovate and improve the performance of its existing store locations; JOANN's ability to achieve and maintain targeted annual cost reductions; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely and cost-effective products for resale; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity and the development of the industry in which it operates may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity and events in the industry in which it operates are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise after the date of this document.

About JOANN

For 80 years, JOANN has inspired creativity in the hearts, hands and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 829 store locations across 49 states and a robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Tom Filandro

tom.filandro@icrinc.com

646-277-1235

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887